Exhibit A-3

Authorization

Officer’s Certificate

The undersigned, being a duly appointed officer of TDAM USA Inc. (“TDAM USA”), does hereby certify that this Application is signed by Barbara Palk, President of TDAM USA, pursuant to the general authority vested in such person under such person’s appointment as an officer of TDAM USA.

IN WITNESS WHEREOF, I have set my hand this 10th day of December, 2009.

TDAM USA INC.

By:	/s/ Barbara Palk
Name:	Barbara Palk
Title:	President

 Annex A

Part 1

Funds for which Amerivest and TDAM USA Provide Investment Management Services

As Sub-Adviser:
TDX Independence Funds, Inc.
TDX Independence In-Target Exchange-Traded Fund
TDX Independence 2010 Exchange-Traded Fund
TDX Independence 2020 Exchange-Traded Fund
TDX Independence 2030 Exchange-Traded Fund
TDX Independence 2040 Exchange-Traded Fund

Part 2

Funds for Which TDAM USA Provides Investment Management Services

TD Asset Management USA Funds Inc.
TDAM Money Market Portfolio
TDAM U.S. Government Portfolio
TDAM Municipal Portfolio
TDAM California Municipal Money Market Portfolio
TDAM New York Municipal Money Market Portfolio
TDAM Institutional Money Market Fund
TDAM Institutional Municipal Money Market Fund
TDAM Institutional U.S. Government Fund
TDAM Treasury Obligations Money Market Fund
TDAM Short-Term Bond Fund
TDAM Short-Term Investment Fund
TDAM Global Sustainability Fund